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                                                                     Exhibit 5.1

                      [GARDERE & WYNNE, L.L.P. LETTERHEAD]

July 14, 1999




Ultrak, Inc.
1301 Waters Ridge Drive
Lewisville, Texas 75057

Gentlemen:

We have acted as counsel to Ultrak, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on Form S-8 (the "Registration Statement") of 1,600,000 shares of Common Stock, $0.01 par value ("Common Stock"), of the Company, of which (i) 1,200,000 are authorized for issuance under the Ultrak, Inc. 1988 Non-Qualified Stock Option Plan (the "1998 Plan") and (ii) 400,000 are authorized for issuance under the Ultrak, Inc. Incentive stock Option Plan (the "1997 Plan") (the 1998 Plan and the 1997 Plan are collectively referred to herein as the "Plans").

We have assisted the Company in the preparation of, and are familiar with, the Registration Statement of the Company to be filed with the Securities and Exchange Commission on July 14, 1999 for the registration under the Securities Act of the 1,600,000 shares of Common Stock covered by the Plans.

With respect to the foregoing, we have examined and have relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, orders, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

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Ultrak, Inc.
July 14, 1999
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     Based upon the foregoing, we are of the opinion that the 1,600,000 shares of Common Stock of the Company which from time to time may be issued under the Plans in accordance with appropriate proceedings of the Board of Directors of the Company or a committee thereof, when so issued and sold at prices in excess of the par value of the Common Stock, in accordance with the respective provisions of the Plans and related agreements entered into by the Company, will be duly and validly authorized and issued by the Company and fully paid and nonassessable.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
     Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

     Very truly yours,

     GARDERE & WYNNE, L.L.P.



     By: /s/ Richard L. Waggoner
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         Richard L. Waggoner, Partner